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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                               NOVEMBER 23, 1998
               ------------------------------------------------
                Date of Report (Date of earliest event reported)


                       CYPRESS SEMICONDUCTOR CORPORATION
            ------------------------------------------------------
             Exact name of Registrant as specified in its charter



          DELAWARE                       1-10079                 94-2885898
----------------------------      ----------------------    -------------------
(State or other Jurisdiction      Commission File Number       I.R.S. Employer
      or incorporated)                                      identification No.)



                            3901 NORTH FIRST STREET
                        SAN JOSE, CALIFORNIA 95134-1599
                    ---------------------------------------
                    (Address of principal executive offices



                                (408) 943-2600
               --------------------------------------------------
               Registrant's telephone number, including area code















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ITEM 5.     OTHER EVENTS

Beginning with its 1998 fiscal year end, Cypress Semiconductor (the Company) will end its fiscal months, quarters and years on Sundays, rather than Mondays, bringing the Company's fiscal period ends in line with predominant industry practice. The change of fiscal periods is expected to improve the Company's interface with its customers and suppliers by reducing the need for adjustments to cutoff dates and custom calendaring fixes to modify software purchased from outside vendors. The Company also views the timing of the change as timely and beneficial, since it can effect the change in its systems at the same time that Year2000 remediation efforts for those systems are in progress. In addition, several of its internal systems, such as Payroll and Time and Attendance, are already operating on Monday to Sunday cycles and this change will bring these systems in line, contributing to greater efficiency.

As a result, the Company's current fiscal year 1998, will end on January 3, 1999 rather than December 28, 1998 and its fourth quarter of 1998 will have six more days than if the change had not been made. The fourth quarter 1998 ending January 3, 1999 will effectively have 97 days versus 91 days for the year-ago quarter ending December 29, 1997. Included in the fourth quarter of 1998 are five (5) scheduled holidays including Thanksgiving, Christmas and New Year versus three (3) scheduled holidays in the year-ago quarter. The additional days in the current quarter could result in additional revenues for the quarter.































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                                  SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            CYPRESS SEMICONDUCTOR CORPORATION


Date: November 23, 1998                      By:  /S/ Emmanuel Hernandez
-----------------------                      -----------------------------
                                             Emmanuel Hernandez
                                             Chief Financial Officer, Vice
                                             President, Finance and
                                             Administration, and Secretary